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                SUBSIDIARIES OF FIRST NATIONWIDE HOLDINGS INC.

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                          NAME                              STATE OF INCORPORATION
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
1. California Federal Bank, A Federal Savings Bank      chartered under federal law
2. First Nationwide Mortgage Corporation                Delaware
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